Exhibit 10.17


                                 PROMISSORY NOTE

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  Principal      Loan Date    Maturity      Loan No        Call/Coll   Account   Officer   Initials
$2,000,000.00   06-28-2001   12-28-2007   7001548/1549      STOCK
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

    References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.
--------------------------------------------------------------------------------

Borrower: Community Bancorp Inc             Lender: PACIFIC COAST BANKERS' BANK
          130 West Fallbrook Street                 340 PINE STREET, SUITE 401
          Fallbrook, CA 92028                       SAN FRANCISCO, CA 94104

================================================================================

Principal Amount: $2,000,000.00                      Date of Note: June 28, 2001

PROMISE TO PAY. Community Bancorp Inc ("Borrower") promises to pay to PACIFIC COAST BANKERS' BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million & 00/100 Dollars ($2,000,000.00), together with interest on the unpaid principal balance from June 28, 2001, until paid in full. The interest rate will not increase above 9.500%.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in accordance with the following payment schedule:
6 quarterly consecutive interest payments, beginning September 28, 2001, with interest calculated on the unpaid principal balances at an interest rate based on the WSJ Prime Rate (currently 6.750%), plus a margin of 0.750 percentage points, resulting in an initial interest rate of 7.500%; 19 quarterly consecutive principal and interest payments in the initial amount of $121,128.91 each, beginning March 28, 2003, with interest calculated on the unpaid principal balances at an interest rate based on the WSJ Prime Rate (currently 6.750%), plus a margin of 0.750 percentage points, resulting in an initial interest rate of 7.500%; and one principal and interest payment of $121,827.94 on December 28, 2007, with interest calculated on the unpaid principal balances at an interest rate based on the WSJ Prime Rate (currently 6.750%), plus a margin of 0.750 percentage points, resulting in an initial interest rate of 7.500%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Western Edition of the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each Day. Borrower understands that Lender may make loans based on other rates as well. The index currently is 6.750%. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 7.500% or more than (except for any higher default rate shown below) the lesser of 9.500% or the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) Increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PACIFIC COAST BANKERS' BANK, 340 PINE STREET, SUITE 401, SAN FRANCISCO, CA 94104.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note by 5.000 percentage points.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity

                                 PROMISSORY NOTE
Loan No: 7001548/1549              (Continued)                            Page 2

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     of, or liability under, any guaranty of the indebtedness evidenced by this
     Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     Change in Ownership.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     Cure Provisions. If any default, other than a default in payment or failure to satisfy Lender's requirement in the insufficient book Value of Securities section is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve
     (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of SAN FRANCISCO County, State of California.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

CONDITIONS.

1. Approval is contingent upon PCBB participating out $1,750,000.00 of the facility to other banks.
2. Loan to colateral value not to exceed 50% during the term of the credit facility. Collateral value based on the Tier 1 Capital of Community National Bank.
3. PCBB to hold 25% of the stock of Community National Bank as collatereal.
4. PCBB to be provided with a copy of minutes from the board of Directors of Community National Bank stating that quarterly dividends will be declared in an amount necessary to service this debt.
5. PCBB to be provided with a copy of the minutes from the Board of Directors of Community Bancorp authorizing the debt of $2MM with PCBB.
6. There are no restrictions on the Bank paying dividends to the Holding Company in the normal course of operations. Any other payment of cash dividends must have prior approval in writing by Pacific Coast Bankers' Bank. Permission to pay cash dividends will not unreasonably be withheld.
7. Total cash flow of Community Bancorp as of 12/31/01 must be sufficient to service the Proposed debt as a Debt Service Ratio not less than 1.50X as calculated by PCBB.
8. Community Bancorp will not incur any additional debt over $2MM without the prior written consent of PCBB. The $2MM does not include the current issued and outstanding Trust Preferred Securities or any loans of the Company's ESOP.
9. Community Bancorp to provide PCBB with immediate notification of any Reguatory Action relative to Community National Bank or any financial institution owned by Community Bancorp within compliance of regulatory requirements.
10. Community National Bank to be "well" capitalizated on an on-going basis as defined by the Regulators.
11. Community Bancorp to provide PCBB with an annual Report within 90 days of fiscal year end.
12. Community National Bank to provide PCBB with Call Reports, including all schedules, within 30 days of each quarter end.
13. The Revolving Line of Credit will be matured on 12/28/2002. Then the facility will be termed out to 5 years loan.
14. The indebtedness evidenced by this Promissory Note shall be deemed to be "Senior Indebtedness" for purposes of that certain Indenture, dated March 23, 2000, by and between Community Bancorp Inc., as issuer, and the Bank of New York, as trustee.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: PACIFIC COAST BANKERS' BANK 340 PINE STREET, SUITE 401 SAN FRANCISCO, CA 94104

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

                                 PROMISSORY NOTE
Loan No: 7001548/1549              (Continued)                            Page 3

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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

COMMUNITY BANCORP INC


By: /s/ Granger Haugh                 By: /s/ L. Bruce Mills
    ------------------------------        --------------------------------------
    Granger Haugh, Chairman of the        L. Bruce Mills, Sr. Vice President/CFO
    Board of Community Bancorp Inc        of Community Bancorp Inc

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